UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2022

UNITED STATES NATURAL GAS FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-33096	20-5576760
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, California 94596

(Address of principal executive offices) (Zip Code)

(510) 522-9600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Shares of United States Natural Gas Fund, LP	UNG	NYSE Arca, Inc.

Item 1.01. Entry into a Material Definitive Agreement.

On June 13, 2022, United States Natural Gas Fund, LP (the “Registrant”) entered into an International Swaps and Derivatives Association, Inc. (“ISDA”) 2002 Master Agreement (the “Agreement”) with Société Générale S.A., pursuant to which Société Générale S.A. has agreed to serve as an over-the-counter (“OTC”) swaps counterparty for the Registrant.

Entering into the Agreement provides the Registrant with the ability to invest in OTC swaps in furtherance of its investment objective by providing it with investment flexibility in light of regulatory requirements, risk mitigation measures, market conditions, liquidity requirements or other factors. The Registrant has not yet entered into any OTC swap transactions with Société Générale S.A. under the Agreement, but it may do so in the future in light of the foregoing.

The Registrant’s OTC swap transactions outstanding under the Agreement, along with the Registrant’s other holdings, will be published on the Registrant’s webpage, www.uscfinvestments.com.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.13 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.13	ISDA 2002 Master Agreement, dated June 13, 2022, by and between United States Natural Gas Fund, LP and Société Générale S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES NATURAL GAS FUND, LP
		By:	United States Commodity Funds LLC, its general partner

Date:	June 15, 2022	By:	/s/ John P. Love
		Name:	John P. Love
		Title:	President and Chief Executive Officer